EXHIBIT 23.1


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports relating to the Company's financial statements dated February 8, 1995, included in Southwest Gas Corporation and subsidiaries' annual report on Form 10-K, and the Plan's financial statements dated April 5, 1994, included in the Company's Form 11-K, for the year ended December 31, 1993 and to all references to our Firm included in this registration statement.




                                        ARTHUR ANDERSEN LLP



Las Vegas, Nevada
March 14, 1995